
                                                         Exhibit 11

                   COLUMBIA/HCA HEALTHCARE CORPORATION
      COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
              For the quarters ended March 31, 1995 and 1994
             (Dollars in millions, except per share amounts)



                                                                   1995      1994
Primary Earnings per Common and Common Equivalent Share:
    Earnings:
        Income before extraordinary item ...................   $    292  $    137
        Extraordinary loss on extinguishment of debt,
           net of income tax benefit .......................          -       (92)

             Net income ....................................   $    292  $     45

    Shares used in the computation (000):
        Weighted average common shares outstanding .........    362,169   337,222
        Dilutive effect of common stock equivalents ........      3,337     4,399

             Shares used in earnings per common and common
             equivalent share computation ..................    365,506   341,621

    Primary earnings per common and common equivalent share:
        Income before extraordinary item ...................   $    .80  $    .40
        Extraordinary loss on extinguishment of debt .......          -      (.27)

             Net income ....................................   $    .80  $    .13



























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                                                               Exhibit 11

                   COLUMBIA/HCA HEALTHCARE CORPORATION
      COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
              For the quarters ended March 31, 1995 and 1994
             (Dollars in millions, except per share amounts)



                                                                    1995   1994

Fully Diluted Earnings per Common and Common
   Equivalent Share:
      Earnings:
         Income before extraordinary item ......................$   292    $ 137
         Interest addback on convertible securities, net of
           income taxes ........................................      2        -

         Income applicable to common stock .....................    294      137
         Extraordinary loss on extinguishment of debt,
           net of income tax benefit ...........................      -      (92)

               Net income ......................................$   294    $  45

      Shares used in the computation (000):
         Weighted average common shares outstanding ............362,169  337,222
         Dilutive effect of common stock equivalents and
           other dilutive securities ...........................  6,056    4,399

               Shares used in earnings per common and common
                 equivalent share computation ..................368,225  341,621

      Fully diluted earnings per common and common
        equivalent share:
        Income before extraordinary item .......................$   .80  $   .40
        Extraordinary loss on extinguishment of debt ...........      -     (.27)

               Net income ......................................$   .80  $   .13




















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                                                              Exhibit 11.1
                   COLUMBIA/HCA HEALTHCARE CORPORATION
           SUPPLEMENTAL COMPUTATION OF EARNINGS PER COMMON AND
                         COMMON EQUIVALENT SHARE
              For the quarters ended March 31, 1995 and 1994
             (Dollars in millions, except per share amounts)


                                                                   1995       1994
Primary Earnings per Common and Common Equivalent Share:
    Earnings:
     Income before extraordinary item .......................   $   358     $  187
     Extraordinary loss on extinguishment of debt,
       net of income tax benefit ............................         -        (92)

        Net income ..........................................   $   358    $    95

    Shares used in the computation (000):
      Columbia/HCA (prior to Healthtrust Merger):
       Weighted average common shares outstanding .........     362,169    337,222
       Dilutive effect of common stock equivalents ........       3,337      4,399

       Columbia/HCA common and common equivalent shares ...     365,506    341,621

     Healthtrust:
       Weighted average common shares outstanding .........      91,271     81,206
       Dilutive effect of common stock equivalents ........       1,842      3,858

       Healthtrust common and common equivalent shares ....      93,113     85,064
       Merger exchange ratio ..............................        0.88       0.88

       Adjusted Healthtrust common and common equivalent
           shares ...........................................    81,940     74,856

             Shares used in earnings per common and common
                equivalent share computations .............     447,446    416,477


   Primary earnings per common and common equivalent share:
     Income before extraordinary item .....................    $    .80   $    .45
     Extraordinary loss on extinguishment of debt .........           -       (.22)
           Net income .....................................    $    .80        .23








                                       38



                                                           Exhibit 11.1
                         COLUMBIA/HCA HEALTHCARE CORPORATION
                 SUPPLEMENTAL COMPUTATION OF EARNINGS PER COMMON AND
                             COMMON EQUIVALENT SHARE
                   For the quarters ended March 31, 1995 and 1994
                  (Dollars in millions, except per share amounts)


                                                                   1995           1994

Fully Diluted Earnings per Common and Common
   Equivalent Share:
   Earnings:

     Income before extraordinary item .......................  $    358         $  187
     Interest addback on convertible securities, net of
        income taxes ........................................         2              -

     Income applicable to common stock ......................       360            187
     Extraordinary loss on extinguishment of debt,
        net of income tax benefit ...........................         -            (92)

           Net income .......................................  $    360        $    95

   Shares used in the computation (000):
     Columbia/HCA (prior to Healthtrust Merger):
       Weighted average common shares outstanding ..........    362,169        337,222
       Dilutive effect of common stock equivalents and
              other dilutive securities .....................     6,056          4,399

           Columbia/HCA common and common equivalent shares .   368,225        341,621

     Healthtrust:
       Weighted average common shares outstanding ..........     91,271         81,206
       Dilutive effect of common stock equivalents and
           other dilutive securities .......................      1,960          4,266

       Healthtrust common and common equivalent shares .....     93,231         85,472
       Merger exchange ratio ...............................       0.88           0.88

       Adjusted Healthtrust common and common equivalent
         shares ............................................     82,044         75,216

             Shares used in earnings per common and common
                 equivalent share computations .............    450,269        416,837


   Fully diluted earnings per common and common equivalent
     share:
     Income before extraordinary item ....................... $     .80       $    .45
     Extraordinary loss on extinguishment of debt ...........         -           (.22)

           Net income ....................................... $     .80       $    .23





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